NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. ANNOUNCES INITIAL LIQUIDATING DISTRIBUTION
OF $5.00 PER SHARE TO STOCKHOLDERS AND INTENTION TO
VOLUNTARILY DELIST FROM NASDAQ AND DEREGISTER WITH SEC
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AUSTIN, TX, July 1, 2026 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus” or the “Company”) today announced that, in connection with the Company’s plan of complete liquidation and dissolution (the “Plan of Liquidation”), its Board of Directors (the “Board”) has declared an initial liquidating distribution, in the form of a special cash dividend, of $5.00 per share on Stratus’ common stock, payable on July 20, 2026 to stockholders of record as of July 13, 2026. The Board also has unanimously approved the voluntary delisting of the Company’s common stock from The Nasdaq Stock Market (“Nasdaq”) and the subsequent voluntary deregistration of its common stock with the U.S. Securities and Exchange Commission (“SEC”) in order to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, said, “We are pleased to begin returning cash to stockholders through this initial liquidating distribution, following their approval of the Plan of Liquidation.”

Mr. Armstrong continued, “After careful consideration, the Board also determined that the voluntary delisting and deregistration of Stratus’ common stock is in the best interests of Stratus and its stockholders as we continue to implement the Plan of Liquidation. We believe this action is a prudent step that will allow Stratus to reduce public company costs and focus its resources on managing its remaining assets and obligations in a manner designed to preserve value for stockholders and position the Company to make additional distributions when appropriate.”

The initial liquidating distribution is being made in accordance with the Plan of Liquidation, which was previously approved by the Board and Stratus’ stockholders. Stratus expects to make additional liquidating distributions to stockholders in connection with the Plan of Liquidation, subject to, among other factors, the timing and amount of proceeds realized from asset sales, the amount of liabilities and expenses ultimately incurred, tax matters, litigation and other contingencies, and the size and duration of any contingency reserve. Stratus cannot predict the timing or amount of any future liquidating distributions.

Stratus notified Nasdaq today of its intention to voluntarily delist its common stock from Nasdaq. In connection with the contemplated delisting, Stratus intends to file a Form 25 with the SEC on or about July 31, 2026. The delisting from Nasdaq is expected to become effective on or about August 10, 2026, 10 days after the filing of the Form 25. Stratus also requested that trading of its common stock on Nasdaq be suspended before the market opens on August 10, 2026. Stratus has not arranged, and does not currently intend to arrange, for listing of its common stock on another national securities exchange or for quotation of its common stock in any quotation medium following delisting from Nasdaq, although the common stock may be quoted or traded in the over-the-counter market if broker-dealers make a market in the common stock.

Following the effectiveness of the delisting, Stratus intends to file a Form 15 with the SEC to deregister Stratus’ common stock under Section 12(g) of the Exchange Act and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Stratus’ Board considered a number of factors in determining to delist and deregister its common stock, including the costs and expenses associated with being a publicly traded company, the auditing, legal and other costs associated with continuing to make SEC filings, and the burdens placed on Stratus’ management to comply with continued listing and SEC reporting requirements, all in light of Stratus’ planned dissolution and liquidation.

About Stratus
On June 1, 2026, Stratus’ stockholders approved the Plan of Liquidation. Prior to the approval of the Plan of Liquidation, Stratus was engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to its developed properties, Stratus has a development portfolio that consists of approximately 1,500 acres of commercial and residential projects under development or undeveloped land held for future use. Stratus’ commercial real estate portfolio consists of future retail and mixed-use development projects with no commercial office space. Stratus generates revenues and cash flows from the sale of its developed and undeveloped properties, the lease of its retail, mixed-use and multi-family properties and development and asset management fees received from its properties.

CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance and business strategy. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the Plan of Liquidation, including the availability, timing and amount of potential future distributions to stockholders, timing of future asset sales, timing of the delisting of Stratus’ common stock from Nasdaq, Stratus’ ability to terminate, as well as the timing of the termination of, Stratus’ obligation to file current and periodic reports with the SEC under the Exchange Act, including the suspension of Stratus’ reporting obligations under Section 15(d), the anticipated benefits of the delisting and deregistration and the potential for continued trading of Stratus’ common stock in the over-the-counter market or otherwise. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions or statements are intended to identify those assertions as forward-looking statements.

Under Stratus’ Fifth Third Bank debt agreements, Stratus is not permitted to repurchase its common stock in excess of $1.0 million or pay dividends on its common stock without Fifth Third Bank’s prior written consent. Any future declaration of dividends, including liquidating distributions, or decision to repurchase Stratus’ common stock outside the approved share repurchase program is at the discretion of Stratus’ Board, subject to restrictions under Stratus’ Fifth Third Bank debt agreements, and will depend on Stratus’ financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board. Stratus’ future debt agreements, future refinancings of or amendments to existing debt agreements or other future agreements may restrict Stratus’ ability to declare dividends or repurchase shares.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the risks associated with the Plan of Liquidation, including the availability, timing and amount of the distributions to stockholders in connection with the Plan of Liquidation, including changes in the amount and timing of the total liquidating distributions, including as a result of unexpected levels of transaction costs, delayed or terminated closings, liquidation costs or unpaid or additional liabilities and obligations, the amounts that will need to be set aside by Stratus, the adequacy of such reserves to satisfy Stratus’ obligations, Stratus’ ability to successfully execute the Plan of Liquidation, including the ability to market and sell all or substantially all of Stratus’ assets, the amount of proceeds that might be realized from the sale or other disposition of Stratus’ assets, the ability of the Board to abandon, modify or delay implementation of the Plan of Liquidation, potential adverse effects on Stratus’ stock price from the announcement, suspension or consummation of the Plan of Liquidation, the occurrence of any event, change or other circumstances, including market, regulatory and other factors, that could give rise to the termination of the Plan of Liquidation, Stratus’ ability to file a Form 25 and the timing of such filing, the last trading day of Stratus’ securities on Nasdaq, Stratus’ ability to file a Form 15 and the timing of such filing, the timing of the effectiveness of the Forms 25 and 15, Stratus’ ability to reduce costs and obtain other benefits relating to the delisting and deregistration, Stratus’ ability to implement its business strategy successfully, including its ability to develop, finance, construct and sell or lease properties on terms the Board considers acceptable, increases in operating and construction costs, including real estate taxes, maintenance and insurance costs, and the cost of building materials and labor, inflation and elevated interest rates, the effect of changes in tariffs and trade policies, supply chain constraints, Stratus’ ability to pay or refinance its debt, extend maturity dates of its loans or comply with or obtain waivers of financial and other covenants in debt agreements and to meet other cash obligations, availability of bank credit, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax, business and geopolitical conditions, potential U.S. or local economic downturn or recession, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2025, and other documents Stratus filed from time to time with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

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A copy of this release is available on Stratus’ website, stratusproperties.com.